SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION
                   Proxy Statement Pursuant to Section 14(a)
                    of the Securities Exchange Act of 1934

Filed by the Registrant [x]
Filed by a party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[x] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          THE SPORTS AUTHORITY, INC.
               (Name of Registrant as Specified in Its Charter)

                          THE SPORTS AUTHORITY, INC.
                  (Name of Persons(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

[x] No fee required.
[ ] Fee computed on the table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


  (1) Title of each class of securities to which transaction applies:
  (2) Aggregate number of securities to which transactions apply:
  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
  (4) Proposed maximum aggregate value of transaction:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

  (1) Amount previously paid:
  (2) Form, schedule or registration statement no.: Reg. Section 240.14a-101 24,031
  (3) Filing party: The Sports Authority, Inc.
  (4) Date filed: April   , 1997

                          THE SPORTS AUTHORITY, INC.
                             3383 N. STATE ROAD 7
                         FT. LAUDERDALE, FLORIDA 33319

-------------------------------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 29, 1997
-------------------------------------------------------------------------------

To the Stockholders of
 THE SPORTS AUTHORITY, INC.

     Notice is hereby given that the Annual Meeting of Stockholders of The Sports Authority, Inc., a Delaware corporation (the "Company"), will be held at 9:00 a.m. on May 29, 1997 at the Company's corporate headquarters located at 3383 North State Road 7, Fort Lauderdale, Florida 33319. Stockholders who desire to attend the Meeting should mark the appropriate box on the enclosed proxy. Persons who do not indicate attendance at the Meeting on the proxy will be required to present acceptable proof of stock ownership for admission to the Meeting.

   The Meeting will be held for the following purposes:

   1. To elect three Class III Directors of the Company, each to serve for a term of three years, and to elect one Class I Director of the Company, to serve for a remaining term of one year;

   2. To act on a proposal to approve the Amended and Restated Director Stock Plan;

   3. To act on a proposal to ratify the appointment of Price Waterhouse LLP as the Company's independent public accountants for the 1997 fiscal year; and


     4. To transact such other business as may properly come before the Meeting.

     Only stockholders of record at the close of business on March 31, 1997 are entitled to notice of and to vote at the Meeting and at any and all adjournments or postponements thereof. A list of stockholders entitled to vote at the Meeting will be available for inspection at the office of the Secretary of the Company, 3383 North State Road 7, Fort Lauderdale, Florida for at least ten days prior to the Meeting, and will also be available for inspection at the Meeting.

                                        By Order of the Board of Directors,


                                             FRANK W.BUBB, III
                                             ---------------------------------
                                             Frank W. Bubb, III
                                             Secretary

Ft. Lauderdale, Florida
April 23, 1997

                             YOUR VOTE IS IMPORTANT

EACH STOCKHOLDER IS URGED TO COMPLETE, SIGN, DATE AND MAIL PROMPTLY THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. RETURNING A SIGNED PROXY WILL NOT PREVENT YOU FROM ATTENDING THE MEETING AND VOTING IN PERSON, IF YOU SO DESIRE.

                          THE SPORTS AUTHORITY, INC.

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 29, 1997


                               ------------------
                                PROXY STATEMENT
                               ------------------

     This Proxy Statement is being mailed on or about April 23, 1997, and is furnished to the stockholders of The Sports Authority, Inc., a Delaware corporation (the "Company"), for the solicitation of proxies by the Board of Directors (the "Board") of the Company for use at the Annual Meeting of Stockholders of the Company (the "Meeting") to be held at 9:00 a.m. on Thursday, May 29, 1997, at the Company's corporate headquarters located at 3383 North State Road 7, Fort Lauderdale, Florida 33319, and at any and all adjournments or postponements thereof. Action will be taken at the Meeting upon
(i) the election of three Class III Directors, each to serve for a term of three years, and one Class I Director to serve for a remaining term of one year, (ii) a proposal to approve the Amended and Restated Director Stock Plan, and (iii) a proposal to ratify the appointment of Price Waterhouse LLP as the Company's independent public accountants for the Company's fiscal year ending January 25, 1998 (the "1997 fiscal year").

                       VOTING AND SOLICITATION OF PROXIES

     Only holders of record of the Company's common stock, par value $.01 per share ("Common Stock"), at the close of business on March 31, 1997 (the
"Record Date") are entitled to notice of and to vote at the Meeting. At the Record Date, there were 31,466,567 shares of Common Stock outstanding. The presence, either in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding on the Record Date is necessary to constitute a quorum at the Meeting. If a quorum is not present at the Meeting, the stockholders entitled to vote at the Meeting, present in person or by proxy, shall have power to adjourn the Meeting from time to time, without notice other than announcement at the Meeting, until a quorum is present or represented. At such adjourned Meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the Meeting as originally noticed. All abstentions and broker non-votes will be included as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the Meeting.

     Each stockholder will be entitled to one vote per share, in person or by proxy, for each share of Common Stock held in such stockholder's name as of the Record Date on any matter submitted to a vote of stockholders at the Meeting. Shares of Common Stock represented by properly executed proxies received in time for voting at the Meeting will, unless such proxy has previously been revoked, be voted in accordance with the instructions indicated thereon. In the absence of specific instructions to the contrary, the persons named in the accompanying proxy intend to vote all properly executed proxies received by them (i) FOR the election of the Board's nominees as Directors, (ii) FOR approval of the Amended and Restated Director Stock Plan, and (iii) FOR the ratification of Price Waterhouse LLP as the Company's independent public accountants for the 1997 fiscal year. No business other than as set forth in the accompanying Notice of Annual Meeting is expected to come before the Meeting, but should any other matter requiring a vote of stockholders be properly brought before the Meeting, the persons named in the enclosed proxy will vote such proxy in accordance with their best judgment.

     Execution of the enclosed proxy will not prevent a stockholder from attending the Meeting and voting in person. Any proxy may be revoked at any time prior to the exercise thereof by delivering in a timely manner a written revocation or a new proxy bearing a later date to the Secretary of the Company, 3383 North State Road 7, Fort Lauderdale, Florida 33319, or by attending the Meeting and voting in person. Attendance at the Meeting will not, however, in and of itself constitute a revocation of a proxy.

     This solicitation is being made by the Board and its cost will be borne by the Company. Solicitation will be made by mail, and may be made personally or by telephone by officers and other employees of the Company who will not receive additional compensation for such solicitation. In addition, the Company has retained Corporate Investor Communications, Inc. to aid in the solicitation of proxies for a fee of $3,000. The Company will reimburse banks, brokerage firms, voting trustees and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to beneficial owners of shares of Common Stock.

     For information with respect to advance notice requirements applicable to stockholders who wish to propose any matter for consideration or nominate any person for election as a Director at an annual meeting, see "Stockholder Proposals and Nominations" on page 20.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

     The Board is divided into three classes, designated Class I, Class II and Class III, each serving three-year terms. The Company's Certificate of Incorporation requires that such classes be as nearly equal in number of Directors as possible. There are currently eight Directors, of whom two are in Class I, three are in Class II and three are in Class III.

     The terms of the Company's three current Class III Directors, Carol
Farmer, Jack F. Kemp and Richard J. Lynch, Jr., expire at the Meeting. At the Meeting, three Class III Directors are to be elected to serve three-year terms commencing at the Meeting and ending in 2000 or until their respective successors are elected and qualified or their earlier death, resignation or removal. Each of the current Class III Directors is being nominated by the Board to serve again as a Class III Director.

     In addition, the Board has created one additional position as Class I Director, effective on the date of the Meeting, thus increasing the number of Class I Directors to three. At the Meeting, the additional Class I Director is to be elected to serve a one-year term commencing at the Meeting and ending in 1998 (at the same time as the terms of the two incumbent Class I Directors) or until his successor is elected and qualified or his earlier death, resignation or removal. The Board has nominated Julius W. Erving to serve as a Class I Director.

     Each of the four nominees has consented to serve as a Director if elected at the Meeting and, to the best knowledge of the Board, each of such nominees is and will be able to serve if so elected. If any such nominee is unavailable to stand for election at the Meeting, the persons named in the accompanying proxy intend to vote for such other person, if any, as may be designated by the Board, in the place of any nominee unable to serve.

     THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE COMPANY'S
NOMINEES AS DIRECTORS. The election of the Directors nominated will require the affirmative vote of a plurality of the shares of Common Stock represented and voting in person or by proxy and entitled to vote at the Meeting. Abstentions and broker non-votes will not be counted as votes cast in connection with determining the plurality required to elect a Director and will have no effect on the outcome of that vote.

     Set forth below is a brief biography of each of the three nominees for election as Class III Directors and the one nominee for election as a Class I Director, and of all other Directors who will continue in office.

                  NOMINEES FOR ELECTION AS CLASS III DIRECTORS
                             TERM EXPIRING IN 2000

     CAROL FARMER, AGE 52. Ms. Farmer has served as a Director of the Company since January 1995. She is the founder of Carol Farmer Associates, Inc., a trend forecasting and retail consulting firm, and has served as its President since the company's inception in 1984. Prior to that, Ms. Farmer was Executive Vice President of Lerner Stores and Vice President of American Can Company (now Primerica). She is also a director of The Lowes Companies, Inc. (home improvement retailing).

     JACK F. KEMP, AGE 61. Mr. Kemp was elected by the Board as a Director, effective March 31, 1997. Mr. Kemp was the Republican Party's candidate for
Vice President of the United States in the 1996 general election. Mr. Kemp is a co-director of Empower America, a public policy and advocacy organization he co-founded in 1993. Prior to founding Empower America, he served for four years as Secretary of Housing and Urban Development. From 1971 to 1989, Mr. Kemp represented the Buffalo area and western New York in the United States House of Representatives, and for seven of those years he served as Chairman of the House Republican Conference. Mr. Kemp is also a director of American Bankers Insurance Group (insurance).

     RICHARD J. LYNCH, JR., AGE 45. Mr. Lynch has served as President and Chief Operating Officer of the Company since February 1996 and as a Director of the Company since June 1990. He previously served as Senior Vice President and Chief Financial Officer of the Company from January 1991 to February 1996. Mr. Lynch joined the Company as Vice President and Chief Financial Officer in June 1988 after serving as Chief Financial Officer for The SportsClub, Inc. from 1986 to 1987, and as Chief Financial Officer at various retail divisions of W. R. Grace and Co. from 1978 to 1986.

                   NOMINEE FOR ELECTION AS A CLASS I DIRECTOR
                             TERM EXPIRING IN 1998

     JULIUS W. ERVING, AGE 47. Mr. Erving engages in various product endorsements and promotions, which are managed by The Erving Group, Inc., of which he is the founder and President, a position he has held since 1979. Mr. Erving is a director of LCI International, Inc. (long distance telephone service), Converse, Inc. (athletic shoes) and Philadelphia Coca-Cola Bottling Company.

                          INCUMBENT CLASS I DIRECTORS
                             TERM EXPIRING IN 1998

     JACK A. SMITH, AGE 61. Mr. Smith founded the Company and has served as Chairman of the Board since the Company's initial public offering on November 23, 1994 (the "Initial Public Offering"), and as Chief Executive Officer and a Director of the Company since its inception in 1987. He also served as President of the Company from its inception to February 1996. Prior to joining the Company, Mr. Smith served in various senior management positions, including Chief Operations Officer, with Herman's Sporting Goods, Inc. from 1981 to 1987. He is also a director of Darden Restaurants, Inc. (restaurants), Marks Bros. Jewelers, Inc. (specialty jewelry retailing), the National Sporting Goods Association (of which he is Chairman-elect) and the National Retail Federation, and he is a member of the Board of Governors of the Nova University School of Business and Entrepreneurship.

     W. MITT ROMNEY, AGE 50. Mr. Romney has served as a Director of the Company since March 1995. Mr. Romney is the founder of Bain Capital, Inc. and its predecessor partnerships which manage five investment funds and which have initiated or invested in the acquisition of over 70 companies. Mr. Romney has been the Managing Partner of the first Bain Capital partnership since 1984, and of all subsequent Bain Capital partnerships, and Chief Executive Officer of Bain Capital, Inc. since 1990. He has also operated in the capacity of Chief Executive Officer and Chairman for Bain and Company, an international management consulting firm, from 1991 to 1993 and as a director of that company since 1993. Mr. Romney previously served on the Company's original Board of Directors until March 1990, when Kmart Corporation acquired the Company. Mr. Romney is also a director of Marriott International (hotels, food service and facilities management, retirement communities) and Staples, Inc. (office supply retailing). In addition, he is a member of the Visiting Committee of Harvard Business School, the Executive Board of the Boy Scouts of America, the National Advisory Council of the Brigham Young University School of Business, the Board of Trustees of the Belmont Hill School, the Board of City Year, and the Board of The Points of Light Foundation.

                         INCUMBENT CLASS II DIRECTORS
                             TERM EXPIRING IN 1999

     NICHOLAS A. BUONICONTI, AGE 56. Mr. Buoniconti has served as a Director of the Company since January 1996. Since 1992, Mr. Buoniconti has served as Vice Chairman, Chief Operating Officer and a director of Columbia Laboratories (pharmaceutical research and development). Mr. Buoniconti is also a director of American Bankers Insurance Group (insurance).

     STEVE DOUGHERTY, AGE 49. Mr. Dougherty has served as a Director of the Company since March 1995. Mr. Dougherty is currently President, General Partner and a director of SLD Properties, Inc., a real estate concern based in Boca Raton, Florida, a position he has held since January 1993. Mr. Dougherty co-founded Office Depot, Inc., an office supply superstore retailer, and Mr. How Warehouse, a retail home improvement chain. He served as President, Chief Operating Officer and a director of Office Depot from March 1986 until his retirement in July 1990 and prior thereto served as an executive officer and a director of Mr. How Warehouse.

     HAROLD TOPPEL, AGE 72. Mr. Toppel has served as a Director of the Company since January 1995. Mr. Toppel is the founder and Chairman Emeritus of Pueblo International, Inc./Xtra Food Centers, a retail supermarket chain. Since his retirement from Pueblo in 1993, he has managed Toppel Partners, a family owned company active in the areas of real estate development, the ownership and operation of multi-family residential complexes and investments in various venture capital and equity situations. Mr. Toppel previously served on the Company's original Board of Directors until March 1990, when Kmart Corporation acquired the Company. Mr. Toppel is also a director of First United Bank (banking services), Interim Services, Inc. (staffing services) and Boca Raton Community Hospital.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

     During the fiscal year ended January 26, 1997 (the "1996 fiscal year") the Board held five Board meetings and the committees of the Board held a total of five meetings. The membership and functions of the committees of the Board are as follows: The Audit Committee was established for the purpose of reviewing and making recommendations regarding the Company's engagement of independent public accountants, the annual audit of the Company's financial statements and the Company's internal controls, accounting practices and policies.

     The Audit Committee held three meetings during the 1996 fiscal year. The current members of the Audit Committee are Messrs. Dougherty (Chair), Buoniconti and Toppel.

     The Compensation Committee was established for the purpose of making recommendations to the Board regarding the nature and amount of compensation for executive officers of the Company. The Compensation Committee also administers certain of the Company's employee benefit plans. The Compensation Committee held two meetings during the 1996 fiscal year. The current members of the Compensation Committee are Messrs. Toppel (Chair) and Dougherty and Ms. Farmer.

     The Nominating Committee was established for the purpose of nominating individuals for election as Directors by the Company's stockholders. The Nominating Committee will consider nominees recommended by stockholders. Stockholders who desire to recommend nominees should contact the Company's Secretary at the address shown on page 1. The Nominating Committee held no meetings during the 1996 fiscal year. The current members of the Nominating Committee are Ms. Farmer (Chair) and Messrs. Lynch, Romney and Smith.

     The Executive Committee was established for the purpose of acting in the stead of the entire Board during the periods between regular Board meetings. The Board has delegated to the Executive Committee the power to act in lieu of and with the powers and authority granted to the Board in the management and direction of the Company, except as may be limited by Delaware General Corporation Law. The Executive Committee held no meetings during the 1996 fiscal year. The current members of the Executive Committee are Mr. Smith (Chair), Ms. Farmer and Messrs. Lynch and Romney.

     At its March 12, 1997 meeting, the Board established the Governance Committee for the purpose of considering issues relating to the governance of the Board and other matters not within the purview of the Board's other committees. The Governance Committee consists of Messrs. Dougherty (Chair), Buoniconti, Kemp, Romney and Toppel and Ms. Farmer.

     During the 1996 fiscal year, all of the Directors attended more than 75% of the meetings of the Board and the committees on which they served, except Ms. Farmer, who missed three of seven meetings, two of which occurred while she was on business outside the United States.

COMPENSATION OF DIRECTORS

     Under the Director Stock Plan, each Director who is not an employee of the Company receives an annual retainer consisting of $25,000 worth of restricted shares of Common Stock (the "Restricted Shares") at the beginning of each calendar year. A person who becomes a Director during a calendar year receives Restricted Shares at the end of the quarter during which he or she becomes a Director, prorated for the year from the date of becoming a Director. The restrictions lapse on the earlier of the end of the calendar year during which the Restricted Shares are granted or proportionally on the date the grantee ceases being a Director. In the latter case, the Restricted Shares applicable to the portion of the year after the grantee ceases to be a Director are forfeited. Vesting is accelerated on disability, death or a change in control of the Company, but in no event may the Restricted Shares received on vesting be sold until at least six months after the date of grant. Each Director who is not an employee of the Company also receives $1,000 worth of Common Stock for each Board meeting attended and $500 worth of Common Stock for each committee meeting attended, paid at the end of the calendar quarter in which the meetings occurred. Such Common Stock cannot be sold until at least six months after the date of grant.

     On March 12, 1997, the Board, upon the recommendation of the Compensation Committee, adopted the Amended and Restated Director Stock Plan, subject to approval by the Company's stockholders. See "Approval of the Amended and Restated Director Stock Plan" on page 16.

                             EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee (the "Committee") is composed of three independent, non-employee Directors who have no "interlocking" relationships as defined by the Securities and Exchange Commission. The Committee's goal is to ensure the establishment and administration of executive compensation policies and practices that will enable the Company to attract, retain and motivate the management talent necessary to achieve the Company's goals and objectives.

     The Committee's executive compensation philosophy includes the following considerations:

     /bullet/ A competitive mix of short-term (base salary and annual incentive bonus) and long-term (stock options and restricted stock) compensation opportunities which facilitate the Company's ability to attract and retain executive talent;

     /bullet/ An emphasis on total cash compensation wherein base salaries generally reflect competitive industry levels and, when combined with annual incentive bonus opportunities, may produce total compensation at or above competitive levels if performance against predetermined objectives exceeds expectations;

     /bullet/ Common Stock ownership opportunities that align the interests of Company executives with the long term interests of stockholders; and

     /bullet/ Recognition that, as an executive's level of responsibility increases, a greater portion of the total compensation opportunity should be based upon Common Stock and other incentives and less upon base salary.

     The primary components of the Company's executive compensation program are: (a) base salary; (b) annual cash incentive opportunities provided through the Annual Incentive Bonus Plan; and (c) long term incentive opportunities provided through the grant of stock options and restricted stock. Each of these components is discussed separately in this report.

     The Committee compares total compensation levels for executive officers to compensation paid to executives at other retail companies with annual sales between $1 billion and $3 billion. The companies chosen for compensation comparisons in the most recent competitive study are not the same companies that comprise the published industry index in the stock price performance graph shown in "Comparative Stockholder Return" on page 13. The Committee believes that the most direct competitors for executive talent are not necessarily all of the companies that would be included in a published industry index for comparing total stockholder returns.

     BASE SALARY. Base salaries for Company executive officers are subject to annual review and adjustment on the basis of individual and Company performance, level of responsibility and competitive, inflationary, and internal equity considerations. The Committee generally attempts to set base salaries of executive officers at a level which is proximate to the "market" rate, as that rate is determined from information gathered from published surveys and independent compensation consulting firms. With respect to the $550,000 base salary established for Mr. Smith in March 1996 (a 10.0% increase from his previous base salary determined in March 1995), the Committee took into account the factors described above.

     ANNUAL CASH INCENTIVES. Under the Company's Annual Incentive Bonus Plan (the "Bonus Plan"), executive officers and certain other employees are eligible to receive cash bonuses based upon the Company's attainment of specific performance goals. The performance goals may be different from year to year, and expressed in either quantitative and/or qualitative terms, and to the extent applicable, performance against these goals must be determined in accordance with generally accepted accounting principles and reported upon by the Company's independent public accountants. Target incentive bonus opportunities are established at the beginning of the fiscal year for each executive officer and expressed as a percentage of the executive officer's competitive salary range midpoint. The Bonus Plan requires that a threshold level of performance be established, below which no bonus award would be made, levels of performance at which specified percentages of the target bonus would be paid, and a maximum level of performance above which no additional bonus would be paid. The Bonus Plan specifies that the maximum bonus payable to the Chief Executive Officer of the Company is limited to three times the salary range midpoint for the position. All other executive officers are limited to a maximum bonus payment of two times their salary range midpoint.

     Beginning in 1996, the Bonus Plan was coordinated with the 1996 Stock Option and Restricted Stock Plan (the "1996 Stock Plan") to enable the Company's executives to elect in advance to forego a portion of their cash bonuses and to receive stock options in lieu thereof. See "Long Term Incentives" below.

     For the 1996 fiscal year, the Company exceeded its performance goal, which was expressed in terms of earnings per share, by 11.7%. The bonuses for the 1996 fiscal year for Mr. Smith and the other executive officers were determined in March 1997 on the same basis as for all other eligible employees under the Bonus Plan. The total bonus for 1996 for which the Committee determined Mr. Smith was eligible was $467,360, of which he received $396,710 in cash. In lieu of the remaining $70,650 of bonus, Mr. Smith was granted stock options pursuant to his prior election, as described in "Long Term Incentives" below.

     LONG TERM INCENTIVES. The Company intends to foster an ownership culture that will encourage superior performance by its executives. To facilitate that culture, the Company has adopted and the stockholders have approved a stock option plan in 1994 (the "Stock Option Plan") and the 1996 Stock Plan.
Both Plans are intended to align the executive's interests with the long-term interests of the Company's stockholders by providing incentives that focus attention on managing the Company from the perspective of an owner.

     Both Plans provide for the grant at fair market value of stock options with such vesting and exercise periods as the Committee may determine. In determining the number of shares of Common Stock in a stock option grant, the Committee takes into consideration the individual's performance, the level of his or her position, as well as the individual's present and potential contribution to the success of the Company. The Committee intends to make periodic grants of stock options to the Company's management personnel including its executive officers.


     In addition, to encourage further equity ownership by its executives at the Vice President level and higher, the 1996 Stock Plan provides for the grant of bonus replacement options, under which these executives may elect in advance to forego a portion of their annual cash bonuses under the Bonus Plan and to receive options to purchase shares of Common Stock at their fair market value on the date of grant, which is the same date the Committee determines bonuses under the Bonus Plan. The bonus replacement option feature of the 1996 Stock Plan replaced the Management Stock Purchase Plan as a vehicle for executives to forego a portion of their annual bonuses in exchange for a greater ownership interest in the Company. Under the Management Stock Purchase Plan, management personnel of the Company, including its executive officers, were required to designate a minimum of 20%, and were permitted to designate up to 100%, of their annual bonuses for the purchase of restricted shares of Common Stock at 80% of the fair market value of the stock.

     The number of shares of Common Stock for which a participant may receive a bonus replacement option in any one fiscal year is capped at 15,000 for the Chairman, 10,000 for the President, 6,000 for each Senior Vice President and 4,000 for each Vice President. To determine the relationship between the number of bonus dollars a participant must forego and the number of options he or she receives, the Committee first assumes that the value of a share is 80% of the fair market value of a share on the date of grant and determines the value of an option to purchase a share at that price under the Black-Scholes pricing formula. For the grants made in March 1997, this calculation was based on an expected volatility of 37%, a risk-free interest rate of 6.55% and an expected life of ten years. In recognition of the fact that the executives who elect to receive bonus replacement options will have placed the foregone portion of their bonuses at risk of loss, the Committee then set the "price" (in terms of bonus dollars foregone) for a bonus replacement option for one share at one-half of the above mentioned Black-Scholes value. See note (3) to the Summary Compensation Table on page 8.

     Based on this formula, Mr. Smith was granted an option to purchase 15,000 shares of Common Stock at an exercise price of $19.25 per share, the fair market value on the date of grant, in lieu of $70,650 of the bonus to which he was entitled for 1996. In addition, during fiscal 1996, Mr. Smith was granted an option to purchase 52,500 shares at an exercise price of $15.75.

     The 1996 Stock Plan also provides for the grant of restricted shares of Common Stock. In 1996 the Committee granted 66,750 restricted shares to Mr. Smith in lieu of his participation in the Supplemental Executive Retirement Plan, which was initiated at the same time See "Retirement Benefits" on page 11.

     POLICY WITH RESPECT TO THE $1 MILLION DEDUCTION LIMIT. Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue
Code") generally limits the corporate deduction for compensation paid to executive officers named in the proxy statement to $1 million, unless certain requirements are met. The Committee intends to consider carefully any plan or compensation arrangement that would result in the disallowance of compensation deductions. It will use its best judgment in such cases, however, taking all factors into account, including the materiality of any deductions that may be lost.

                                        Harold Toppel, Chair
                                        Steve Dougherty
                                        Carol Farmer

EXECUTIVE COMPENSATION FOR LAST THREE FISCAL YEARS

     The following table shows the compensation for each of the last three fiscal years awarded to, earned by or paid to those persons who were, for the 1996 fiscal year, the Chief Executive Officer of the Company and its five other most highly compensated executive officers.

                          SUMMARY COMPENSATION TABLE

                                                  ANNUAL COMPENSATION            LONG-TERM COMPENSATION
                                             ----------------------------- -----------------------------------
                                                                                                  SHARES
                                                                              RESTRICTED        UNDERLYING        ALL OTHER
NAME AND PRINCIPAL POSITION    FISCAL YEAR     SALARY        BONUS(2)       STOCK AWARDS(4)     OPTIONS(#)      COMPENSATION(5)
----------------------------- -------------- ----------- ----------------- ------------------ ---------------- -----------------
Jack A. Smith                          1996   $550,000       $   396,710(3)    $1,335,000             67,500(3)     $24,710
 Chairman of the Board                 1995    500,000           324,307           40,536             37,500         20,481
 and Chief Executive                   1994    450,000           182,714          812,532            150,936         23,702
 Officer
Richard J. Lynch, Jr.                  1996    325,000           230,368(3)             -             40,000(3)      13,691
 President and                         1995    250,000           143,853           10,787             22,500         10,140
 Chief Operating Officer               1994    220,000            88,018          280,849             78,532         10,491
Robert J. Timinski                     1996    220,000           184,383(3)             -             19,200(3)       6,459
 Senior Vice President                 1995    200,000           101,378           12,672             12,000          5,299
 and General                           1994    180,000            65,000          236,523             47,509          9,453
 Merchandise Manager
Arnold D. Sedel                        1996    215,000           148,554(3)       480,000             15,207(3)       8,915
 Senior Vice President,                1995    200,000            81,520            4,078              9,000              -
 Stores                                1994    190,000            47,689          177,302             46,610          3,966
Anthony F. Crudele(1)                  1996    160,000           105,609(3)             -             14,307(3)       6,180
 Senior Vice President
 and Chief Financial
 Officer
Samuel G. Allen(1)                     1996    160,000           104,484(3)             -             15,445(3)           -
 International President               1995    115,385            62,770            4,706              9,000          1,227

----------------

(1) Mr. Crudele became an executive officer when he was promoted to his current position in February 1996. Mr. Allen became an executive officer when he joined the Company as its International President in April 1995.

(2) The bonus shown for each year is the bonus earned in that year and paid in March of the following year.

(3) The amount of the 1996 bonus shown is the amount of cash paid in March 1997. Each of the executive officers named in the table elected in advance to forego a portion of his 1996 bonus and to receive an option to purchase shares of Common Stock in lieu thereof under the 1996 Stock Plan. See the discussion of bonus replacement options in the Compensation Committee Report on page 5. The option exercise price is $19.25 per share, the fair market value of a share on the date of grant, and the amount of bonus foregone in exchange for an option to purchase one share was $4.71. The amount of bonus foregone by each such executive officer, which is excluded from the 1996 bonus shown in the table, and the number of shares underlying options granted in lieu thereof, which is included in the number of shares underlying options shown in the table, are as follows: Mr. Smith, $70,650 and 15,000 shares; Mr. Lynch, $47,100 and 10,000 shares; Mr. Timinski, $28,260 and 6,000 shares; Messrs. Sedel and Crudele, $24,996 and 5,307 shares; and Mr. Allen, $26,121 and 5,545 shares. These bonus replacement options become exercisable on March 11, 1998 and expire on March 11, 2007. If the executive officer's employment terminates for any reason before March 11, 1998, the option will be forfeited and the amount of bonus foregone will be paid to the executive officer without interest. If the executive officer's employment terminates thereafter for any reason other than cause, the option will terminate three months after termination, and if the executive officer's employment terminates thereafter for cause, the option will terminate upon termination of employment.

(4) The amounts shown for 1996 represent the value of the 66,750 restricted shares of Common Stock granted to Mr. Smith and the 24,000 restricted shares granted to Mr. Sedel, respectively, under the 1996 Stock Plan on May 30, 1996, the date the grants became effective by virtue of stockholder approval of that plan. The restricted shares granted to Mr. Smith vest at the rate of 25% per year on June 21 of each year from 1997 through 2000, and will be restricted from resale until the latter date. The restricted shares granted to Mr. Sedel vest at the rate of 16.7% on June 5 of each year from 1997 through 2002, and will be restricted from resale until the latter date.

   The amounts shown for 1995 represent the 20% discount from the closing price of the Common Stock on the purchase on March 26, 1996 of restricted shares of Common Stock under the Management Stock Purchase Plan with the portion of the executive officer's bonus for 1995 designated by such executive officer for such purchase. The restricted shares purchased are generally subject to forfeiture and are restricted from resale for three years from the purchase date.

   A portion of the amounts shown for 1994 represent the difference between $13.33, the closing price of the Common Stock on December 9, 1994, the date shares were purchased, and the purchase price of $9.53 paid by each of the executive officers for the purchase of restricted shares of Common Stock under the Management Stock Purchase Plan whereby they received a discount equal to 20% of the Initial Public Offering price net of the underwriting discount ($12.67 less $0.76). The restricted shares purchased are generally subject to forfeiture and are restricted from resale for three years from the purchase date. The remainder of the amounts shown for 1994 represent the fair market value of restricted shares of Common Stock issued on December 7, 1994, after the forfeiture of restricted shares of Kmart Corporation common stock upon consummation of the Initial Public Offering. Upon such forfeiture, the Company issued similarly restricted shares of Common Stock having equivalent value and the same vesting dates as the forfeited stock as follows: Mr. Smith, 29,322 shares, Mr. Lynch, 12,239 shares, Mr. Timinski, 2,604 shares, and Mr. Sedel, 7,101 shares. A portion of these restricted shares vested on January 25, 1995 and the remainder vested on January 31, 1996.

   Restricted shares of Common Stock receive dividends at the same rate as all other shares of Common Stock. As of January 24, 1997, the number and value (based on the closing price of the Common Stock of $17.75 on that date) of all restricted shares (net of purchase price) held by the executive officers were as follows: Mr. Smith, 184,588 and $2,114,248; Mr. Lynch, 31,925 and $251,994; Mr. Timinski, 56,521 and $452,416; Mr. Sedel, 45,598 and $599,627;
   Mr. Crudele, 10,300 and $78,858; and Mr. Allen, 1,494 and $7,694.

(5) "All Other Compensation" in the 1996 fiscal year consists of Company contributions credited under the The Sports Authority 401(k) Savings and Profit Sharing Plan and The Sports Authority Supplemental 401(k) Savings and Profit Sharing Plan.

STOCK OPTIONS

     The following table sets forth certain information with respect to stock options granted during the 1996 fiscal year under the Stock Option Plan (but not the bonus replacement options granted in March 1997 under the 1996 Stock Plan) to the executive officers named in the Summary Compensation Table on page 8. These option grants are also included under the heading "Shares Underlying Options" in that table. The hypothetical realizable values for each option grant are shown based on compound annual rates of stock price appreciation of 0%, 5% and 10% from the grant date to the expiration date. The assumed rates of appreciation are for illustration purposes only and are not intended to predict future stock prices, which will depend upon market conditions and the Company's future performance and prospects.

                 STOCK OPTIONS GRANTED IN THE 1996 FISCAL YEAR


                                            % OF TOTAL                                        POTENTIAL REALIZABLE VALUE
                                            NUMBER OF                                          AT ASSUMED ANNUAL RATES
                           NUMBER OF         OPTIONS                                        OF STOCK PRICE APPRECIATION
                            SHARES          GRANTED TO                                          FOR OPTION TERM($)
                           UNDERLYING       EMPLOYEES       EXERCISE                    -----------------------------------
                           OPTIONS            IN 1996        PRICE        EXPIRATION
NAME                      GRANTED(1)       FISCAL YEAR     ($/SHARE)         DATE         0%         5%            10%
-----------------------   -------------   -------------   ------------   ------------   ------   -----------   ------------
Jack A. Smith                 52,500           7.13%         $15.75        3/28/06       -0-      $520,014     $1,317,823
Richard J. Lynch, Jr.         30,000           4.07%          15.75        3/28/06       -0-       297,150        753,042
Robert Timinski               13,200           1.79%          15.75        3/28/06       -0-       130,746        331,338
Arnold D. Sedel                9,900           1.34%          15.75        3/28/06       -0-        98,059        248,503
Anthony F. Crudele             9,000           1.22%          15.75        3/28/06       -0-        89,145        225,912
Samuel G. Allen                9,900           1.34%          15.75        3/28/06       -0-        98,059        248,503

----------------

(1) All options granted in the 1996 fiscal year are exercisable at a price equal to the fair market value of a share of Common Stock on the date of grant, and become exercisable on March 26, 1999 if the executive remains in the employ of the Company through that date. Exercisability is accelerated upon death, total and permanent disability, a change in control of the Company, or termination of employment after the optionee reaches age 65 and has ten years of employment.

     The following table shows for the executive officers named in the Summary Compensation Table on page 8 the number and value of all stock options exercised during the 1996 fiscal year and the stock options held at the end of the fiscal year.

            AGGREGATED OPTION EXERCISES IN THE 1996 FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

                                                          NUMBER OF SHARES UNDERLYING         VALUE OF UNEXERCISED
                             SHARES                          UNEXERCISED OPTIONS              IN-THE-MONEY OPTIONS
                           ACQUIRED ON       VALUE        AT END OF 1996 FISCAL YEAR       AT END OF 1996 FISCAL YEAR
NAME                        EXERCISE        REALIZED      EXERCISABLE/UNEXERCISABLE        EXERCISABLE/UNEXERCISABLE(1)
-----------------------   --------------   -----------   ------------------------------   ------------------------------
Jack A. Smith                     -0-           -0-                    -0- / 240,936            -0- / $1,183,791
Richard J. Lynch, Jr.             -0-           -0-                    -0- / 131,032            -0- /    636,986
Robert J. Timinski                -0-           -0-                    -0- /  72,709            -0- /    366,994
Arnold D. Sedel                   -0-           -0-                    -0- /  65,510            -0- /    339,390
Anthony F. Crudele                -0-           -0-                    -0- /  31,890            -0- /    148,630
Samuel G. Allen                   -0-           -0-                    -0- /  18,900            -0- /     67,050

----------------

(1) Calculated based on the closing price of the Common Stock of $17.75 on January 24, 1997, less the option exercise price.

RETIREMENT BENEFITS

     In March 1996, the Company adopted an unfunded Supplemental Executive Retirement Plan for its senior executives, including the executives named in the Summary Compensation Table on page 8. Under the Plan, Messrs. Smith, Lynch and Sedel are entitled to receive a monthly single life annuity starting at age 65 of $2,220, $372 and $128, respectively, in respect of their service while the Company was a wholly-owned subsidiary of Kmart Corporation. In addition, the following table shows the annual retirement benefits that a plan participant (other than Messrs. Smith and Sedel, who have instead received grants of restricted shares of Common Stock under the 1996 Stock Plan) would receive without offset for Social Security or other benefits for a period of twenty years, assuming he or she had retired at age 65 with twenty years of service effective February 1, 1997.

                              PENSION PLAN TABLE

                               ANNUAL RETIREMENT BENEFITS
                                 YEARS OF EMPLOYMENT(1)
                    ------------------------------------------------
AVERAGE FINAL
COMPENSATION(2)        5           10           15           20
-----------------   ----------   ----------   ----------   ---------
   $200,000          $17,500      $35,000      $52,500      $70,000
    300,000           26,250       52,500       78,750      105,000
    400,000           35,000       70,000      105,000      140,000
    500,000           43,750       87,500      131,250      175,000
    600,000           52,500      105,000      157,500      210,000

----------------

(1) For purposes of calculating years of service, only the period after June 1990 during which the executive served at the level of Vice President or higher is included. No more than twenty years of service is used to calculate retirement benefits. As of February 1, 1997, Messrs. Lynch, Timinski, Crudele and Allen had 7,3, 6 and 2 years of service, respectively, as defined in the plan.

(2) Average final compensation under the plan is the average of compensation for the three complete calendar years out of the executive's last five complete calendar years of service during which his or her compensation was highest. Compensation includes base salary and annual bonus in the year received.

EMPLOYMENT AND SEVERANCE ARRANGEMENTS

     The Company has entered into certain severance and change in control agreements with Messrs. Smith, Lynch, Timinski, Sedel and Allen.

     The agreement with Mr. Smith, which was entered into on August 29, 1996, provides that he will continue to render services for the Company as its Chief Executive Officer until June 30, 2000, subject to the provisions of the agreement. If Mr. Smith's employment is terminated other than for cause (as defined in the agreement) or is terminated by death, the Company will pay Mr. Smith (or his estate) through June 30, 2000 monthly payments equal to his monthly base salary at the time of termination, plus one-twelfth of the "on plan" bonus amount targeted for him under the Bonus Plan for the fiscal year in which termination occurs, and will provide certain medical and dental benefits for Mr. Smith and his wife. In addition, all of Mr. Smith's unvested stock options and restricted stock granted under the Management Stock Purchase Plan (but not the restricted stock granted under the 1996 Stock Plan) will vest on the termination of his employment. The agreement also provides that, if Mr. Smith terminates his employment between March 31, 1997 and June 30, 2000, he will receive the benefits described above, except that the period during which payments in respect of salary and bonus are payable may not exceed one year and the unvested restricted stock will not vest on termination. The agreement also provides that, if there is a change in control (as defined in the agreement) of the Company, and if Mr. Smith's employment is terminated (i) by the Company other than for cause (as defined in the agreement), (ii) at his election for good reason (as defined in the agreement), or (iii) by his death, in each case within two years after the change in control, the Company will pay Mr. Smith a lump sum cash payment equal to 2.99 times the sum of his annual rate of base salary at the time of termination or immediately prior to the change in control, whichever is greater, and the "on plan" bonus amount targeted for him under the Bonus Plan for the fiscal year in which termination occurs or the fiscal year immediately prior to the change in control, whichever bonus amount is greater. This lump sum payment is subject to reduction as necessary to prevent it from being treated as an "excess parachute payment" under Section 280G of the Internal Revenue Code. Finally, the agreement obligates Mr. Smith not to compete against the Company, solicit its employees or disclose confidential information about the Company before June 30, 2000.

     Each of the agreements between the Company and Messrs. Lynch, Timinski and Sedel provides that if the officer's employment is terminated other than for cause or disability (as defined in the agreements) or at such officer's election for good reason (as defined in the agreements), the officer would be entitled to severance benefits. These severance benefits include monthly payments equal to the officer's monthly base salary at the time of termination, plus one-twelfth of the "on plan" bonus amount targeted for such officer under the Bonus Plan for the fiscal year in which termination occurs. Such monthly severance payments commence in the month of termination and continue for 12 full calendar months, unless termination occurs within two years after a change in control (as defined in the agreement) of the Company, in which case severance payments continue for 24 full calendar months and are equal to the officer's monthly base salary at the time of termination or immediately prior to the change in control, whichever is greater, plus one-twelfth of the "on plan" bonus amount targeted for such officer under the Bonus Plan for the fiscal year in which termination occurs or the fiscal year immediately prior to the change in control, whichever bonus amount is greater. The severance agreement with Mr. Allen is substantially similar to those described above except that it contains no change in control provisions.

COMPARATIVE STOCKHOLDER RETURN

     The following line graph compares the cumulative total stockholder return on the Company's Common Stock from November 17, 1994, the date of the Initial Public Offering of the Company's Common Stock, through January 24, 1997 with the cumulative total return on the Standard & Poor's 500 Stock Index ("S&P 500") and the Dow Jones Retailers-All Specialty Index ("D J Retailers-All Specialty") for the same period. In accordance with the rules of the Securities and Exchange Commission, the returns are indexed to a value of $100 at November 17, 1994 and assume reinvestment of all dividends.

               COMPARISON OF CUMULATIVE TOTAL STOCKHOLDER RETURN

      THE SPORTS AUTHORITY, INC., S&P 500 AND D J RETAILERS-ALL SPECIALTY


                                      1/20/95    1/26/96      1/24/97
                                      -------    -------      -------

THE SPORTS AUTHORITY, INC.               92        97           140
S&P 500                                 101       137           174
DJ RETAILERS-ALL SPECIALTY               94        97           118

                           OWNERSHIP OF COMMON STOCK

     The following table sets forth certain information concerning the beneficial ownership of shares of Common Stock by each stockholder who is known by the Company, based on the most recent Schedules 13G filed with the Securities and Exchange Commission, to own beneficially more than 5% of the outstanding Common Stock. This information is shown as of December 31, 1996. The table also sets forth information concerning the beneficial ownership of shares of Common Stock by each Director and each Director nominee, by the executive officers named in the Summary Compensation Table on page 8 and by all Directors, nominees and executive officers as a group, as of March 31, 1997. Except as otherwise indicated, all persons listed below have sole voting power and sole dispositive power with respect to the number of shares of Common Stock shown, except to the extent that power is shared by spouses under applicable law.

                                                      NUMBER OF SHARES       PERCENT OF COMMON
NAME AND ADDRESS                                      OF COMMON STOCK       STOCK OUTSTANDING(1)
---------------------------------------------------   -------------------   ----------------------
JUSCO Co., Ltd.   .................................            3,030,000               9.6%
51-1, 1-chome,
Nakase, Mihama-ku,
Chiba-shi, Chiba 261, Japan
AIM Management Group, Inc. and its
wholly-owned subsidiaries, AIM Advisors, Inc.
and AIM Capital Management, Inc. ..................            2,653,450(2)            8.4%
11 Greenway Plaza, Suite 1919
Houston, Texas 77046
Ohio Public Employee Retirement System    .........            2,250,000               7.2%
277 East Town Street
Columbus, Ohio 43215
The Capital Group Companies, Inc. and
The Capital Research and Management Company  ......            2,132,860(3)            6.7%
333 South Hope Street
Los Angeles, CA 90071
Jack A. Smith  ....................................              332,680(4)            1.0%
Richard J. Lynch, Jr.   ...........................              111,444(5)              *
Robert J. Timinski   ..............................              101,243(6)              *
Arnold D. Sedel   .................................               83,760(7)              *
Anthony F. Crudele   ..............................               28,512(8)              *
Samuel G. Allen   .................................                1,494(9)              *
Nicholas A. Buoniconti  ...........................                5,740(10)             *
Steve Dougherty   .................................               56,918(10)             *
Julius W. Erving  .................................                    0                 *
Carol Farmer   ....................................                9,155(10)             *
Jack F. Kemp   ....................................                  988(11)             *
W. Mitt Romney ....................................                4,973(10)             *
Harold Toppel  ....................................               51,453(10)             *
All Directors, nominees and executive officers
 as a group (13 persons)   ........................              788,360               2.5%

----------------

  *  Represents less than one percent.

 (1) The percentage shown for each stockholder listed is calculated by including in the total Common Stock outstanding the number of shares, if any, which the stockholder has the right to acquire before May 30, 1997 upon the conversion of the Company's 5.25% Convertible Subordinated Notes due 2001 held by that stockholder or upon the exercise of options granted under the Stock Option Plan.

 (2) The person named reported shared voting power and shared dispositive power with respect to all shares of Common Stock shown.

 (3) The persons named reported sole dispositive power with respect to all of the shares of Common Stock shown but no voting power. The shares reported include 337,060 shares which the persons named have the right to acquire upon conversion of $11,000,000 principal amount of the Company's 5.25% Convertible Subordinated Notes due 2001.

 (4) Includes 117,838 restricted shares of Common Stock purchased pursuant to the Management Stock Purchase Plan; 66,750 restricted shares granted under the 1996 Stock Plan; 1,554 shares held under the Employee Stock Purchase Plan, all of which are unrestricted; 2,484 shares held under The Sports Authority 401(k) Savings and Profit Sharing Plan; 114,332 shares with respect to which options granted under the Stock Option Plan become exercisable before May 30, 1997; and 29,722 unrestricted shares.

 (5) Includes 31,925 restricted shares of Common Stock purchased pursuant to the Management Stock Purchase Plan; 1,370 shares held under the Employee Stock Purchase Plan, all of which are unrestricted; 1,859 shares held under The Sports Authority 401(k) Savings and Profit Sharing Plan; 63,901 shares with respect to which options granted under the Stock Option Plan become exercisable before May 30, 1997; and 12,389 unrestricted shares.

 (6) Includes 56,521 restricted shares of Common Stock purchased pursuant to the Management Stock Purchase Plan; 1,996 shares held under The Sports Authority 401(k) Savings and Profit Sharing Plan; 40,122 shares with respect to which options granted under the Stock Option Plan become exercisable before May 30, 1997; and 2,604 unrestricted shares.

 (7) Includes 21,598 restricted shares of Common Stock purchased pursuant to the Management Stock Purchase Plan; 24,000 restricted shares granted under the 1996 Stock Plan; 1,454 shares held under The Sports Authority 401(k) Savings and Profit Sharing Plan; 34,104 shares with respect to which options granted under the Stock Option Plan become exercisable before May 30, 1997; and 2,604 unrestricted shares.

 (8) Includes 10,300 restricted shares of Common Stock purchased pursuant to the Management Stock Purchase Plan; 1,060 shares held under the Employee Stock Purchase Plan, of which 1,009 are restricted from transfer; 1,495 shares held under The Sports Authority 401(k) Savings and Profit Sharing Plan; 13,992 shares with respect to which options granted under the Stock Option Plan become exercisable before May 30, 1997; and 1,665 unrestricted shares.


 (9) Consists of 1,494 restricted shares of Common Stock purchased pursuant to the Management Stock Purchase Plan.

(10) Included in the number shown for each of these Directors is 1,149 restricted shares of Common Stock granted under the Director Stock Plan on December 31, 1996 as the Director's 1997 annual retainer. See "Compensation of Directors" on page 5.

(11) Consists of 988 restricted shares of Common Stock granted under the Director Stock Plan on March 31, 1996 as Mr. Kemp's 1997 annual retainer. See "Compensation of Directors" on page 5.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's Directors and executive officers to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of beneficial ownership and reports of changes in beneficial ownership of shares of the Common Stock. Copies of all such Section 16(a) reports are required to be furnished to the Company. These filing requirements also apply to holders of more than ten percent of the Common

Stock. To the Company's knowledge, based solely on a review of the copies of
Section 16(a) reports furnished to the Company for the 1996 fiscal year, and on representations furnished to the Company indicating that no Form 5 was due, all reports were filed on a timely basis except that one Form 4, Statement of Changes in Beneficial Ownership of Securities, reporting one transaction was filed late by Mr. Smith and one Form 4 reporting two transactions was filed late by Mr. Crudele.

                             CERTAIN TRANSACTIONS

     In January 1995, the Company entered into a Joint Venture Agreement with JUSCO Co., Ltd. ("JUSCO"), a major Japanese retailer, which owns 9.6% of the Company's outstanding Common Stock. In the Joint Venture Agreement, as amended in 1996, the Company and JUSCO agreed to develop and operate The Sports Authority stores in Japan through a jointly owned Japanese corporation, Mega Sports Co., Ltd. ("Mega Sports"), of which 51% is owned by the Company and 49% by JUSCO. Mega Sports currently operates three stores in Japan.

     As contemplated by the Joint Venture Agreement, the Company has entered into a License Agreement and a Services Agreement with Mega Sports, and JUSCO has entered into a Services Agreement with Mega Sports. JUSCO's Services Agreement with Mega Sports requires JUSCO to provide certain management and other services to Mega Sports in exchange for a fee equal to 1% of Mega Sports' gross sales and reimbursement of reasonable expenses. In the 1996 fiscal year, the total amount of this fee was $130,000. This Agreement expires on January 31, 2000 and is automatically renewed for successive five year periods unless terminated by either party, and terminates automatically if JUSCO ceases to have an ownership interest in Mega Sports.

                                  PROPOSAL 2
           APPROVAL OF THE AMENDED AND RESTATED DIRECTOR STOCK PLAN

     On March 12, 1997, upon the recommendation of the Compensation Committee, the Board adopted the Amended and Restated Director Stock Plan (the "Plan" or the "amended Plan"), subject to approval by the Company's stockholders. The complete text of the Plan is set forth in Exhibit A. The original Director Stock Plan (the "Original Plan") was adopted by the
Board on November 16, 1994 and was approved by Kmart Corporation, as the Company's sole stockholder, on that date, immediately before the Initial Public Offering. The purpose of amending and restating the Original Plan was to allow non-employee Directors to elect to receive stock options in lieu of restricted stock for their annual retainers and, in order to accomplish this purpose, to increase the number of shares of Common Stock ("Shares") issuable under the Plan.

     THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL OF THE
AMENDED PLAN. The affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy and entitled to vote at the Meeting is required to approve adoption of the amended Plan. In determining whether this proposal has received the requisite number of affirmative votes, abstentions will be counted and will have the same effect as a vote against the proposal and broker non-votes will have no effect.

DESCRIPTION OF THE PLAN

  PURPOSE

     The purpose of the Plan is to increase the proprietary interest in the Company of its non-employee Directors by providing further opportunity for ownership of shares of the Common Stock, and to increase the incentives for the non-employee Directors to contribute to the success of the Company's business.

  EFFECTIVE DATE AND TERM

     The amended Plan will become effective May 29, 1997, subject to approval by the stockholders at the Meeting. The amended Plan will have the same remaining term as the Original Plan, which was scheduled to expire on December 31, 2004. Grants may be made during the term of the Plan, and grants outstanding on December 31, 2004 will continue in accordance with their terms.

  ADMINISTRATION

     The Plan is administered by the Compensation Committee, except that the Board may reserve the right to approve grants under the Plan. The Committee has authority and discretion to construe and interpret the Plan. All actions by the Committee will be conclusive and binding on all parties.

  SHARES SUBJECT TO THE PLAN; ADJUSTMENTS

     The number of Shares reserved for the grants under the Original Plan was 79,683 (as adjusted for the three-for-two stock split effected in July 1996), of which 51,294 Shares remained available for issuance as of April 1, 1997. The number of Shares reserved for grants under the amended Plan is 150,000. If any outstanding grants are forfeited, expire unexercised or otherwise terminate, the Shares allocable to the terminated portion of such grant may again be subject to a grant under the Plan. If there is any extraordinary dividend, Share dividend, recapitalization, merger, Share split, warrant or rights issuance, combination or exchange of Shares or similar transaction, the number and type of Shares available for grant, the number and type of Shares covered by outstanding grants and the price per Share of outstanding option grants shall be appropriately adjusted by the Committee, and the Committee may make other adjustments as it deems appropriate.

  AMENDMENT OF THE PLAN

     The Board may from time to time amend or terminate the Plan, provided that no amendment that requires stockholder approval in order to comply with applicable law will be effective unless the amendment is approved by the Company's stockholders.

  ELIGIBILITY

     Directors who are not employees of the Company ("non-employee
Directors") are eligible to participate in the Plan. There are currently six non-employee Directors. Grants are to be made under the Plan as compensation for services as a Director.

  ELECTIONS

     Under the Original Plan, non-employee Directors received their annual retainers in the form of restricted Shares ("Restricted Shares"). Under the amended Plan, each non-employee Director will be able to elect to receive his or her entire annual retainer in the form of Restricted Shares or in the form of options to purchase Shares ("Options"). Each non-employee
Director's election must be made before the beginning the Plan Year to which the election applies, unless the Director becomes a non-employee Director during the Plan Year. If a Director makes no election, the Director's annual retainer will be paid in the form of Restricted Shares. Meeting fees will continue to be paid in the form of unrestricted Shares.

     The Plan Year under the Original Plan is the calendar year. The Plan Year under the amended Plan is the 12-month period beginning on the day after the date of each annual meeting of the Company's stockholders and ending on the date of the next annual meeting.

     If the amended Plan is approved at the Meeting, the Restricted Shares that non-employee Directors received as of January 1, 1997 under the Original Plan for the 1997 Plan Year will be forfeited to the extent they relate to services to be rendered after May 29, 1997. Each non-employee Director may elect to receive his or her annual retainer for the Plan Year beginning May 30, 1997 in the form of Restricted Shares or Options.

  RESTRICTED SHARES

     Under the Original Plan and the amended Plan, each non-employee Director who is to receive Restricted Shares for a Plan Year receives his or her entire annual retainer in the form of a grant of Restricted Shares made on the first business day of the Plan Year. The Restricted Shares will have a fair market value on that date equal to the annual retainer then in effect for non-employee Directors.

     Restricted Shares may not be sold or transferred (except by will or by the laws of descent and distribution) between the date of grant and the end of the Plan Year for which the Restricted Shares are granted, except as described below. Except for the restrictions described in the Plan, a non-employee Director holding Restricted Shares will have all the rights of a stockholder during such period, including the right to receive dividends and the right to vote the Shares at meetings of stockholders of the Company.

     Except as provided below, if a non-employee Director ceases to be a member of the Board during the Plan Year for which Restricted Shares are granted, the Director will receive a number of Shares based on the portion of the Plan Year during which he or she served as a Director. Any additional Restricted Shares will be forfeited. The Shares issued generally cannot be sold for six months after the original date of grant. If a non-employee Director ceases to be a Director as a result of death or disability, or if a change of control of the Company occurs, the restrictions on the Director's Restricted Shares will lapse.

  DEFERRAL ELECTION

     A non-employee Director may elect to defer the receipt of Shares attributable to meeting fees and Restricted Shares to a date after the Director ceases to be a member of the Board. Deferred Shares will be distributed in one or more installments. Deferred Shares will be credited with dividend equivalents as dividends are paid on outstanding Shares. The dividend equivalents will be converted into additional deferred Shares as of the payment date of the dividend.

  OPTIONS

     Under the amended Plan, each non-employee Director who elects to receive Options for a Plan Year will have his or her entire annual retainer converted into an Option to purchase Shares as of the first business day of the Plan Year. Each Option will be a nonqualified stock option under the Internal Revenue Code. The Committee will determine the number of Shares to be covered by a non-employee Director's Option based on the following formula:

   (i) First, the Committee will determine the value of an option to purchase Shares for a ten-year period, as determined by the Black-Scholes option pricing formula. The Committee will use the option pricing formula value based on a stock price equal to 80% of the fair market value of a Share on the date of grant.

  (ii) The number of Shares to be covered by the Option will be determined by dividing the annual retainer by one-half of the value of an Option as determined under item (i) above.

     This formula is the same as the formula used to calculate the bonus replacement options granted in March 1997 to executive officers of the Company, as described in the Compensation Committee Report on page 5.

     The option exercise price of each Option shall be the fair market value on the date of grant of the Shares covered by the Option. An Option may not be exercised after the first to occur of (i) ten years after the date of grant or
(ii) three months after the non-employee Director ceases to be a Director.

     An Option may not be exercised until the end of the Plan Year for which it is granted and shall become exercisable as of that date only if the non-employee Director has continued to serve as a Director throughout the Plan Year. Except as described below, if a non-employee Director ceases to be a Director during that Plan Year, the Option will terminate, and the Company will grant to the Non- Employee Director Restricted Shares in the amount that would have been computed for the year if the non-employee Director had elected to have his or her annual retainer paid in the form of Restricted Shares. However, if a non-employee Director ceases to be a Director on account of death or disability, or if a change of control of the Company occurs, his or her Option will be fully vested and exercisable.

     A non-employee Director may pay the option exercise price in cash or in Shares (subject to any restrictions the Committee may impose) valued at the fair market value on the date notice is received by the Company, or a combination thereof. No Option will be subject to any debts or liabilities of the Director or be assignable or transferrable, except by will or the laws of descent and distribution, and except that Options may be transferred if and to the extent permitted by the Committee.

TAX TREATMENT

     The following discussion is based on the Internal Revenue Code as presently in effect, which is subject to change, and does not purport to be a complete description of the federal income tax aspects of grants under the Plan.

  TAX TREATMENT OF OPTIONS

     No income will be realized by a non-employee Director upon grant of an Option under the Plan. Upon exercise of an Option, the Director will recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the Shares acquired over the option exercise price at the time of exercise, and this same amount will be deductible by the Company for federal income tax purposes. The Director's tax basis in the Shares acquired will equal the exercise price plus the amount taxable as compensation to the Director. Upon a sale of the Shares acquired upon exercise, any gain or loss will be long-term or short-term capital gain or loss, depending on the holding period. The required holding period for long-term capital gain is presently one year. The Director's holding period for Shares acquired upon exercise will begin on the date of exercise.

  TAX TREATMENT OF SHARES AND RESTRICTED SHARES

     Unrestricted Shares will be taxed to the non-employee Director at the date they are issued, and the Company will receive a corresponding income tax deduction at that time.

         Except as described below, no income will be realized by a non-employee Director upon the grant of Restricted Shares. When Restricted Shares vest, the Director will recognize ordinary income equal to the fair market value of the Shares at the time they vest. A Director may elect to make a "Section 83(b) election" under the Internal Revenue Code, in which case the Director will recognize ordinary income on the value of the Restricted Shares at the time the Restricted Shares are granted. The Company will be entitled to a federal income tax deduction at the time the Director recognizes ordinary income on the Restricted Shares. The Director's tax basis in the Shares will equal the amount taxable as compensation to the Director. Upon a sale of the Shares, any gain or loss will be long-term or short-term capital gain or loss, depending on the holding period. The Director's holding period for Restricted Shares will begin on the date the Director recognizes income on the Shares.

     If a non-employee Director elects to defer receipt of Shares or Restricted Shares, the Director will not be taxed on the Shares or Restricted Shares when they are granted or vest. Instead, the Director will be taxed on the then value of the Shares when they are distributed, and the Company will receive a corresponding income tax deduction at that time.

MARKET PRICE OF COMMON STOCK

     The closing price of the Common Stock, as reported in THE WALL STREET JOURNAL, New York Stock Exchange Composite Transactions, for April 11, 1997 was $18.75.

PLAN BENEFITS

     If the price of the Company's Common Stock on the first day of a Plan Year were equal to the $18.75 closing price on April 11, 1997, and if the number of Shares to be covered by an Option were determined as of the same date using the methodology described under "Description of the Plan- Options" on page 18, then for that Plan Year each non-employee Director would be entitled to elect to receive either 1,333 Restricted Shares or an Option to purchase 5,327 Shares at an option exercise price of $18.75 per Share. A Director who elects to receive an Option will realize value from its exercise only to the extent the price of the Common Stock increases from its fair market value on the date of grant during the term of the Option.

                                   PROPOSAL 3

         RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     Subject to stockholder ratification, the Board has reappointed the firm of Price Waterhouse LLP as independent public accountants to make an examination of the financial statements of the Company for the 1997 fiscal year. Price Waterhouse LLP has served as the independent public accountants of the Company since 1987. One or more representatives of Price Waterhouse LLP will be present at the Meeting and will have an opportunity to make a statement if they desire to do so and will be available to respond to questions.

     THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" SUCH RATIFICATION. Ratification will require the affirmative vote of the holders of a majority of the Common Stock present in person or by proxy and entitled to vote at the Meeting. In determining whether this proposal has received the requisite number of affirmative votes, abstentions will be counted and will have the same effect as a vote against the proposal and broker non-votes will have no effect.

                     STOCKHOLDER PROPOSALS AND NOMINATIONS

     In accordance with Rule 14a-8 under the Exchange Act, any stockholder proposals intended to be presented at the 1998 Annual Meeting of Stockholders must be received by the Company no later than December 23, 1997 in order to be considered for inclusion in the Proxy Statement and proxy relating to that meeting.

     Sections 8 and 9 of Article II of the Company's By-Laws provide that, in order for a stockholder to nominate a person for election to the Board or to propose any matter for consideration at an annual meeting of the Company, such stockholder must be a stockholder of record on the date the notice described below is given and on the record date for the annual meeting, and must have given timely prior written notice to the Secretary of the Company of such stockholder's intention to make such nomination or bring such business before the meeting. To be timely, notice must be received by the Company not less than 60 days nor more than 90 days prior to the date of the annual meeting; provided, however, that in the event less than 70 days notice or prior public disclosure of the date of the meeting is given to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

     If such notice relates to a nomination, it must contain certain information about the person whom the stockholder proposes to nominate and the stockholder giving the notice, including the name, age, residence and business address, occupation, and class and number of shares of capital stock owned beneficially or of record by the proposed nominee and the name, record address and class and number of shares of capital stock owned beneficially or of record by such stockholder as well as a description of any arrangements or understandings between such stockholder and the proposed nominee pursuant to which the nomination is to be made. In addition, such notice must contain any other information related to the proposed nominee or such stockholder that would be required to be disclosed in a proxy statement. The notice must also contain a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the person named in such notice. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a Director if elected.

     If such notice relates to any matter other than a nomination, it must contain certain information about such matter and the stockholder who proposes to bring the matter before the meeting, including the name and record address of such stockholder, a brief description of the matter the stockholder proposes to bring before the meeting, the reasons for bringing such matter before the annual meeting, the class and number of shares of capital stock owned beneficially or of record by such stockholder, any material interest of such stockholder in the matter so proposed, a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal by such stockholder and a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such matter before the meeting.

     WHEN IT BECOMES AVAILABLE, THE COMPANY WILL PROVIDE WITHOUT CHARGE TO ANY PERSON FROM WHOM A PROXY IS SOLICITED BY THE BOARD, UPON WRITTEN REQUEST, A COPY OF THE COMPANY'S 1996 ANNUAL REPORT ON FORM 10-K, INCLUDING ITS FINANCIAL STATEMENTS AND SCHEDULES (AS WELL AS EXHIBITS, IF SPECIFICALLY REQUESTED), REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. WRITTEN REQUESTS SHOULD BE DIRECTED TO ALEXANDER L. STANTON, INVESTOR RELATIONS, THE SPORTS AUTHORITY, INC., 3383 NORTH STATE ROAD 7, FORT LAUDERDALE, FLORIDA 33319.

                                                                      EXHIBIT A
                          THE SPORTS AUTHORITY, INC.

                   AMENDED AND RESTATED DIRECTOR STOCK PLAN

     1. PURPOSE.

     1.1 The Sports Authority, Inc. Director Stock Plan is intended to increase the proprietary interest of non-employee members of the Board of Directors of The Sports Authority, Inc. by providing further opportunity for ownership of the Company's common shares. By means of such increased proprietary interest, the Plan is intended to increase their incentive to contribute to the success of the Company's business.

     1.2 The Plan is intended to comply with Rule 16b-3 under the Securities Exchange Act of 1934, as amended, as such Rule may be amended from time to time, and shall be interpreted in a manner consistent with the requirements thereof, as now or hereafter construed, interpreted and applied by regulations, rulings and cases. The amendment and restatement of the Plan shall be effective as of May 29, 1997.

     2. DEFINITIONS. As used in this Plan, the following words and phrases shall have the meanings indicated:

     (a) "Annual Retainer" shall mean the annual retainer fee paid by the Company to a Participant for his or her services as a director, and shall not include meeting fees.

     (b) "Board" shall mean the Board of Directors of the Company.

     (c) "Change in Control" shall mean the occurrence of an event described in Article 11 hereof.

     (d) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     (e) "Committee" shall mean the Compensation Committee of the Board.

     (f) "Company" shall mean The Sports Authority, Inc., a corporation organized under the laws of the State of Delaware, or any successor corporation.


     (g) "Date of Grant" shall mean the date on which an Option is granted pursuant to Article 10.

     (h) "Deferred Shares" means Shares or Restricted Shares that are deferred at the election of a Participant pursuant to Article 7.

     (i) "Disability" shall mean a Participant's total and permanent inability to perform his or her duties to the Company by reason of any medically determinable physical or mental impairment, as determined by a physician selected by the Participant and acceptable to the Company.

     (j) "Dividend Equivalents" shall mean amounts credited pursuant to
Article 8.

     (k) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time, and as now or hereafter construed, interpreted and applied by regulations, rulings and cases.

     (l) "Fair Market Value" per Share shall mean the closing price on the New York Stock Exchange Composite Transactions Tape (or its equivalent if the Shares are not traded on the New York Stock Exchange) of a Share on the trading day immediately prior to the relevant valuation date or Date of Grant.

     (m) "Option" shall mean an option to purchase Shares granted pursuant to Article 10.

     (n) "Participant" shall mean a non-employee member of the Board.

     (o) "Plan" shall mean The Sports Authority, Inc. Director Stock Plan, as amended from time to time.

     (p) "Plan Quarter" shall mean a calendar quarter ending on May 31, August 31, November 30 or February 28 (or 29).

     (q) "Plan Year" shall mean the approximately 12-month period beginning on the day after the date of each annual meeting of the Company's shareholders and ending on the date of the next following annual meeting of the Company's shareholders. The first Plan Year under the amended and restated Plan shall begin on May 30, 1997.

     (r) "Prior Plan" shall mean the Plan as in effect before the May 29, 1997 amendment and restatement of the Plan.

     (s) "Restricted Period" shall have the meaning given in Section
6.3(c).

     (t) "Restricted Share" shall mean a Share granted subject to restrictions pursuant to Article 6.

     (u) "Rule 16b-3" shall mean Rule 16b-3, as in effect from time to time, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, including any successor to such Rule.

     (v) "Shares" shall mean the common shares of the Company, $.01 par value.

     3. SHARES. The maximum number of Shares which shall be reserved for the grant of Shares, Restricted Shares and Options under the Plan shall be 150,000 Shares, which number shall be subject to adjustment as provided in Article 12 hereof. Such Shares may be either authorized but unissued Shares or Shares that shall have been or may be reacquired by the Company. If any Restricted Shares under the Plan are forfeited and reacquired by the Company, or if any Options terminate or expire unexercised, the Shares forfeited or covered by the terminated or expired Option shall (unless the Plan shall have been terminated) again become available for use under the Plan.

     4. ELECTION TO RECEIVE ANNUAL RETAINER IN THE FORM OF OPTIONS OR RESTRICTED SHARES.

     4.1 ELECTIONS. Before the beginning of each Plan Year that commences on or after May 30, 1997, each Participant may elect to receive his or her Annual Retainer for the Plan Year in the form of Restricted Shares as described in
Article 6 or in the form of Options as described in Article 10. The election shall be made by filing a written election with the Secretary of the Company before the beginning of the Plan Year. The election shall be irrevocable as of the first day of the Plan Year.

     4.2 1997 PLAN YEAR. The plan year under the Prior Plan that began January 1, 1997 shall end on May 29, 1997. As of May 29, 1997, each Participant shall receive a number of unrestricted Shares (except as provided below) determined by multiplying the number of Restricted Shares held by the Participant for the year that began January 1, 1997 by a fraction, the numerator of which shall be the number of days between and including January 1, 1997 and May 29, 1997 in which the Participant served as a director, and the denominator of which is 365. The Shares issued may not be sold until December 31, 1997. The additional Restricted Shares granted for the year that began January 1, 1997 shall be forfeited as of May 29, 1997. Each Participant may make an election under Section 4.1 with respect to the Annual Retainer to be earned during the Plan Year beginning May 30, 1997.

     4.3 ELECTIONS FOR NEW PARTICIPANTS. If an individual becomes a Participant during a Plan Year, the Participant may elect to receive his or her Annual Retainer for the Plan Year in the form of Restricted

Shares or Options, by filing a written election with the Secretary of the Company before the individual becomes a Participant. The election shall be irrevocable as of the date on which the individual becomes a Participant.

     4.4 FAILURE TO MAKE AN ELECTION. If a Participant makes no election under this Article 4 for a Plan Year, the Participant's Annual Retainer shall be paid in the form of Restricted Shares.

     5. GRANTS OF SHARES FOR MEETING FEES.

     5.1 GRANTS SUBJECT TO DEFERRAL ELECTION, IF ANY.  The provisions of this
Article 5 with respect to grants of Shares shall be subject to any deferral election made with respect to such Shares by a Participant in accordance with
Article 7.

     5.2 MEETING FEES. The meeting fees of each Participant shall be provided in the form of a grant of Shares made on the last business day of the Plan Quarter in which the relevant meetings occur. Shares so granted shall have a Fair Market Value on such date equal to the aggregate amount of the meeting fees for the Participant with respect to meetings occurring in such Plan Quarter. Such Shares shall not be sold until at least six months after their date of grant. Fractional Shares shall be paid in cash.

     6. GRANT OF RESTRICTED SHARES FOR ANNUAL RETAINER.

     6.1 GRANTS SUBJECT TO DEFERRAL ELECTION, IF ANY.  All provisions of this
Article 6 with respect to grants of Restricted Shares shall be subject to any deferral election made with respect to such Restricted Shares by a Participant in accordance with Article 7.

     6.2 GRANTS OF RESTRICTED SHARES FOR ANNUAL RETAINER. Each individual who is a Participant at the beginning of a Plan Year and who is to receive Restricted Shares for the Plan Year pursuant to Article 4 shall receive his or her Annual Retainer in the form of a grant of Restricted Shares made on the first business day of the Plan Year. The Restricted Shares so granted shall have a Fair Market Value on such date equal to the amount of the Annual Retainer in effect on such date for the Participant. Fractional Shares shall be paid in cash.

     In the case of an individual who becomes a Participant during a Plan Year and who is to receive Restricted Shares for the Plan Year pursuant to Article 4, his or her Annual Retainer with respect to such Plan Year shall be provided in the form of a grant of Restricted Shares made on the last business day of the Plan Quarter in which he or she becomes a Participant (except that if the Plan Quarter ends on February 28 (or 29), the grant of Restricted Shares shall be made on the next following March 15, or the next business day after March 15 if March 15 is not a business day). The Restricted Shares so granted shall have a Fair Market Value on such date equal to the amount of the applicable Annual Retainer multiplied by a fraction, the numerator of which is the number of days remaining in such Plan Year from and after the date the individual becomes a Participant and the denominator of which is the number of days in the Plan Year. Fractional Shares shall be paid in cash.

     If an increase in the Annual Retainer becomes effective during a Plan Year, an additional grant of Restricted Shares shall be made on the last day of the Plan Quarter in which the increase in the Annual Retainer becomes effective (except that if the last day of the Plan Quarter is February 28 (or 29), the grant shall be made on the next following March 15, or the next business day after March 15 if March 15 is not a business day). The Restricted Shares so granted shall have a Fair Market Value on such date equal to the amount of such increase multiplied by a fraction, the numerator of which is the number of days remaining in the Plan Year from and after the effective date of the increase and the denominator of which is 365. Fractional Shares shall be paid in cash. Any increase in the Annual Retainer during a Plan Year shall be paid in Restricted Shares, without regard to whether the Participant elected to receive his or her Annual Retainer as of the beginning of the Plan Year in the form of Options.

     6.3 TERMS OF RESTRICTED SHARES. Each grant of Restricted Shares under the Plan shall comply with the following terms and conditions:

     (a) Each grant shall state the number of Restricted Shares to be granted.

     (b) Restricted Shares may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of (except by will or the applicable laws of descent and distribution) during the Restricted Period.

     (c) Subject to Sections 6.3(d) and 6.3(f) hereof, the Restricted Period for Restricted Shares granted under the Plan shall begin with their grant and end upon completion of the Plan Year in which they are granted.

     (d) Except as provided in Section 6.3(f) hereof, if during the Restricted Period a Participant's service as a member of the Board (whether or not a non-employee member) terminates, the Participant shall receive a number of unrestricted Shares (except as described below) determined by multiplying the number of Restricted Shares held by the Participant by a fraction, the numerator of which shall be the number of days during which the Participant served as a director during the Restricted Period and the denominator of which shall be the number of days in the Restricted Period. Any additional Shares shall be forfeited. The Shares issued shall be subject to the six-month sale restriction of Section 6.3(g) below.

     (e) During the Restricted Period, the Participant shall possess all incidents of ownership of such Restricted Shares, including the right to vote and to receive dividends with respect to such Restricted Shares, subject to the restrictions and limitations described in this Article.

     (f) Upon the termination of a Participant's service as a member of the Board which results from the Participant's death or Disability, or upon the occurrence of a Change in Control of the Company, all restrictions then outstanding with respect to Restricted Shares granted hereunder shall automatically expire and be of no further force and effect.

     (g) Notwithstanding any other provisions hereof, unless an event described in Section 6.3(f) occurs, no Shares from a grant of Restricted Shares may be sold until at least six months after the date of grant of the Restricted Shares.


     (h) Upon the grant of Restricted Shares, either (i) a share certificate or certificates representing such Restricted Shares shall be registered in the Participant's name, shall bear an appropriate legend referring to the restrictions applicable thereto, and shall be held in custody by an escrow agent appointed by the Committee for the account of the Participant, or (ii) the Company's share transfer agent or other designee shall credit such Restricted Shares to the Participant's Restricted Shares account, which Shares shall be subject to the restrictions applicable thereto under the Plan. Any attempt to dispose of any such Shares in contravention of such restrictions shall be null and void and without effect.

     (i) A Participant shall have only the rights as a shareholder described in
Section 6.3(e) with respect to any Restricted Shares during the Restricted Period. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distribution of other rights for which the record date is prior to the date an unrestricted Share certificate is issued, except as provided in Article 12 hereof.

     7. DEFERRAL ELECTIONS.

     7.1 ELECTIONS. Each Participant may elect to defer the receipt (a "Deferral Election") of all or a portion of the Shares under Article 5 and the Restricted Shares under Article 6 that are otherwise deliverable to the Participant with respect to his or her services as a director during a Plan Year ("Deferred Shares"). When the applicable deferral period ends, such Deferred Shares shall be deliverable in unrestricted Shares.

     The Participant shall elect (a) that Deferred Shares be distributed in a lump sum or in equal annual installments (not exceeding ten), and (b) that the lump sum or first installment be distributed on the tenth day of the calendar year immediately following either (i) the year in which the Participant ceases to be a director of the Company, or (ii) the earlier of the year in which the Participant ceases to be a director of the Company or a date designated by the Participant, provided, however, that any such election shall be subject to Article 9 hereof. Installments subsequent to the first installment shall be distributed on the tenth day of each succeeding calendar year until all of the Participant's Deferred Shares shall have been distributed.

     In the event the Participant should die before all of the Participant's Deferred Shares have been distributed, the balance of the Deferred Shares shall be distributed in a lump sum to the person or persons whom the Participant shall have designated in writing on a form prescribed by and filed with the Committee, or, if no such designation has been made, to the person or persons to whom the Participant's rights shall have passed by will or the laws of descent and distribution. The Committee may require an indemnity and such evidence or other assurances as it may deem necessary in connection with an exercise by a legal representative, guardian, beneficiary or successor.

     In the event the Participant should terminate his or her service as a member of the Board during the period which would have been a Restricted Period with respect to a particular grant of Deferred Shares hereunder, except that the Participant made an effective Deferral Election with respect to such grant, such Deferred Shares shall be treated in the same manner as Restricted Shares under Sections 6.3(d) and 6.3(f) hereof.

     7.2 TIMING AND FORM OF DEFERRAL ELECTIONS.  Any deferral election:

     (a) shall be in the form of a document executed by the Participant and filed with the Secretary of the Company,

     (b) shall be made before the first day of the Plan Year in which the applicable retainer fee or meeting fees are earned and shall become irrevocable on the last day prior to the beginning of such Plan Year (except that an election with respect to the first Plan Year in which an individual becomes a Participant shall be made before the first date on which he or she is a Participant and shall become irrevocable on the last day prior to such date), and

     (c) shall continue until a Participant ceases to be a director or until he or she terminates or modifies such election by written notice, any such termination or modification to be effective as of the end of the Plan Year in which such notice is given with respect to fees payable in subsequent Plan Years.

     8. DIVIDEND EQUIVALENTS. Deferred Shares shall be credited with an amount equivalent to the dividends which have been paid on an equal number of outstanding Shares ("Dividend Equivalents"). Dividend Equivalents shall be credited (i) as of the payment date of such dividends, and (ii) only with respect to Deferred Shares which were otherwise deliverable, or into which Dividend Equivalents were converted pursuant to the second paragraph of this
Article 8, prior to the record date of the dividend. Deferred Shares held pending distribution shall continue to be credited with Dividend Equivalents.

     Dividend Equivalents so credited shall be converted into an additional whole number of Deferred Shares as of the payment date of the dividend (based on the Fair Market Value of a Share on such payment date). Such Deferred Shares shall thereafter be treated in the same manner as any other Deferred Shares under the Plan. Dividend Equivalents resulting in fractional shares shall be held for the credit of the Participant until the next dividend payment date and shall be converted into Deferred Shares on such date. Upon the final distribution of the Participant's Deferred Shares, any Dividend Equivalents not previously converted into Deferred Shares shall be paid in cash.

     9. EFFECT OF CERTAIN EVENTS. Notwithstanding a deferral election pursuant to Article 7 hereof:

     (a) If, as determined by the Board in its sole discretion, the Participant (during or following his or her membership on the Board) engages in any activity or association in competition with or adverse or detrimental to the interests of the Company (i) all of such Participant's Deferred Shares shall be distributed immediately in the form of Shares, (ii) Dividend Equivalents not yet converted into Deferred Shares shall be distributed immediately in cash, and (iii) all of such Participant's fees earned and not yet converted into Shares, Restricted Shares or Deferred Shares under the terms of this Plan shall be distributed in the form of Shares as soon as practicable, with any fractional Share being distributed in cash.

     (b) Upon the occurrence of a Change in Control, (i) all Deferred Shares to the extent credited prior to the Change in Control shall be distributed immediately in the form of Shares, and (ii) all Dividend Equivalents not yet converted into Deferred Shares and all fees earned and not yet converted into Shares, Restricted Shares, Deferred Shares or Options under the terms of this Plan shall be distributed immediately in cash.

     10. GRANT OF OPTIONS.

     10.1 GRANT OF OPTIONS WITH RESPECT TO ANNUAL RETAINERS. Each individual who is a Participant at the beginning of a Plan Year and who has elected to receive Options for the Plan Year pursuant to Article 4 shall have his or her Annual Retainer for the Plan Year converted into an Option to purchase Shares pursuant to the formula described below. The Company shall grant the Option, at the direction of the Committee, on the first business day of the Plan Year (the "Date of Grant"). The Board may determine that Option grants shall be subject to approval of the Board. Each Option shall be a non-qualified stock option and shall be evidenced by a Share Option Agreement in such form as the Committee shall approve. The Committee shall determine the number of Shares for which the Participant shall receive an Option for the Plan Year based on the following formula:

     (a) First, the Committee shall determine the value (as of the last trading day immediately before the Date of Grant) of an option to purchase Shares for a ten-year period, as determined by the Black-Scholes option pricing formula. The Committee shall use the Black-Scholes value based on a stock price equal to 80% of the Fair Market Value of a Share on the Date of Grant.

     (b) The number of Shares to be covered by the Option shall be determined by dividing the Annual Retainer by one-half of the value of an option determined under subsection (a) above and shall be rounded down to the nearest whole Share.


     (c) Any portion of an Annual Retainer that is not converted into an Option shall be paid in the form of Restricted Shares, except that fractional Shares shall be paid in cash.

     10.2 OPTION PRICE. The option exercise price of each Option granted under the Plan shall be the Fair Market Value on the Date of Grant of the Shares covered by the Option.

     10.3 NEW PARTICIPANTS. An individual who becomes a Participant during a Plan Year and who elects to receive an Option for the Plan Year pursuant to
Article 4 shall receive an Option on the last business day of the Plan Quarter in which he or she becomes a Participant (except that if the Plan Quarter ends on February 28 (or 29), the Date of Grant for the Option shall be the next following March 15, or the next business day after March 15 if March 15 is not a business day). The Committee shall grant the Participant an Option based on the Participant's Annual Retainer multiplied by a fraction, the numerator of which is the number of days remaining in such Plan Year from and after the date the individual becomes a Participant and the denominator of which is the number of days in the Plan Year. The Option shall be based on the Fair Market Value of Shares on the Date of Grant in the manner described in Section 10.1.

     10.4 OPTION TERM; VESTING.

     (a) An Option may not be exercised after the first to occur of (i) ten years from the Date of Grant or (ii) three months after the Participant ceases to be a Director for any reason. Any Option not exercised within the foregoing Option term shall automatically terminate at the expiration of such Option term.


     (b) Except as set forth below, an Option may not be exercised until the end of the Plan Year in which the Option is granted, and shall be exercisable as of that date only if the Participant has continued to serve as a director of the Company through that Plan Year. Except as provided below, if a Participant ceases to be a member of the Board during such Plan Year, the Option shall terminate. In that event, the Company shall grant to the Participant unrestricted Shares (except as provided below) in the amount that would have been computed for the Plan Year pursuant to Section 6.3(d) if the Participant had elected to have his or her Annual Retainer paid in the form of Restricted Shares. The Shares issued shall be subject to the six-month sale restriction of
Section 6.3(g), with the six-month period measured from the Date of Grant of the Option.

     (c) If a Participant ceases to be a member of the Board on account of the Participant's death or Disability, or upon the occurrence of a Change in Control of the Company, the Participant's outstanding Options shall be fully vested and exercisable. In the event of the death of a Participant, the Participant's outstanding Options may be exercised by the person or persons whom the Participant shall have designated in writing on a form prescribed by and filed with the Committee, or, if no such designation has been made, by the person or persons to whom the Participant's rights shall have passed by will or the laws of descent and distribution. The Committee may require an indemnity and such evidence or other assurances as it may deem necessary in connection with an exercise by a legal representative, guardian, beneficiary or successor.

     10.5 EXERCISE AND PAYMENT.

     (a) An exercisable Option may be exercised by notice (in the form prescribed by the Committee) to the Company specifying the number of Shares to be purchased. Payment for the number of Shares purchased upon the exercise of an Option shall be made in full at the price provided for in the applicable Share Option Agreement. Such purchase price shall be paid by the delivery to the Company of cash (including check or similar draft) in United States dollars or whole Shares (subject to any restrictions the Committee may impose), or a combination thereof. Shares used in payment of the purchase price shall be valued at their Fair Market Value as of the date the notice of exercise is received by the Company. Any Shares delivered to the Company shall be in such form as is acceptable to the Company.

     (b) The Company may defer making delivery of Shares under the Plan until satisfactory arrangements have been made for the payment of any tax attributable to exercise of the Option. The Committee may, in its sole discretion, permit a Participant to elect, in such form and at such time as the Committee may prescribe, to pay all or a portion of any taxes arising in connection with the exercise of an Option by electing to (a) have the Company withhold whole Shares, or (b) deliver other whole Shares previously owned by the Participant having a Fair Market Value not greater than the amount to be withheld; provided that the amount to be withheld shall not exceed the total Federal, State and local tax withholding obligations associated with the transaction. Notwithstanding the foregoing, any tax withholding obligation with respect to each Section 16 insider under the Exchange Act shall be satisfied solely by the Company's withholding of whole Shares.

     10.6 NONTRANSFERABILITY. No Option or any rights with respect thereto shall be subject to any debts or liabilities of a Participant, nor shall they be assignable or transferable except by will or the laws of descent and distribution; provided that, if the Committee deems it appropriate, an Option may permit the Participant to transfer the Option to one or more transferees during the Participant's lifetime, and such transferees may exercise rights thereunder in accordance with the terms hereof, but only if and to the extent permitted by the Committee.

     10.7 RIGHTS AS A SHAREHOLDER. A Participant shall have no rights as a record holder with respect to Shares covered by his or her Option until the date of issuance to him or her of a certificate evidencing such Shares after the exercise of such Option and payment in full of the purchase price. No adjustment will be made for cash dividends for which the record date is prior to the date such certificate is issued.

     11. CHANGE IN CONTROL OF THE COMPANY. The first to occur of any of the following events shall be deemed a Change in Control of the Company; provided, however, that in no event shall the initial public offering of the Shares be deemed a Change in Control of the Company for purposes of this Plan:

      (i) the "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act) of securities representing more than 20% of the combined voting power of the Company is acquired by any "person," as defined in sections
13(d) and 14(d) of the Exchange Act (other than Kmart Corporation, the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of Shares of the Company, or any "person" acquiring such securities in a sale or transfer by Kmart Corporation in a transaction not involving a public offering), or

      (ii) the shareholders of the Company approve a definitive agreement to merge or consolidate the Company with or into another corporation or to sell or otherwise dispose of all or substantially all of its assets, or adopt a plan of liquidation, or

      (iii) during any period of three consecutive years beginning after the completion of the initial public offering of the Shares, individuals who at the beginning of such period were members of the Board cease for any reason to constitute at least a majority thereof (unless the election, or the nomination for election by the Company's shareholders, of each new director was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of such period or whose election or nomination was previously so approved).

     12. EFFECT OF CERTAIN CHANGES. In the event of any extraordinary dividend, share dividend, recapitalization, merger, consolidation, share split, warrant or rights issuance, or combination or exchange of such shares, or other similar transactions, the number and type of Shares available for grant, the number and type of outstanding Restricted Shares, Deferred Shares and Options, and the Option price of outstanding Options shall be equitably adjusted by the Committee to reflect such event and preserve the value of such grants, and the Committee may make such other adjustments to the terms of outstanding Restricted Shares, Deferred Shares and Options as it may deem equitable under the circumstances; provided, however, that any fractional Shares resulting from such adjustment shall be eliminated.

     13. NO RIGHTS TO CONTINUANCE AS DIRECTOR. Nothing in the Plan or in any grant made pursuant hereto shall confer upon any Participant the right to continue to serve as a member of the Company's Board or to be entitled to any remuneration or benefits not set forth in the Plan.

     14. ADMINISTRATION. The Plan shall be administered by the Committee, except as otherwise specifically provided in the Plan. The Committee shall have the full authority and discretion to make such interpretations and constructions of the Plan as are necessary to administer the Plan in accordance with, and subject to, the Plan's provisions. Without limiting the foregoing, the Committee is specifically authorized to make such modifications to the administration of the Plan as it deems appropriate if an annual meeting of the Company's shareholders is not held on a date that is approximately 12 months after the last annual shareholders meeting. If the Board deems it appropriate, the Board may reserve the right to approve grants under the Plan.

     The Board shall fill all vacancies, however caused, in the Committee. The Board may from time to time appoint additional members to the Committee, and may at any time remove one or more Committee members and substitute others. The Committee may appoint a chairperson and a secretary and make such rules and regulations for the conduct of its business as it shall deem advisable, and shall keep minutes of its meetings. The Committee shall hold its meetings at such times and places as it shall deem advisable. All determinations of the Committee shall be made by a majority of its members either present in person or participating by conference telephone at a meeting or by unanimous written consent. The Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan.

     All decisions, determinations and interpretations of the Committee and the Board shall be final and binding on all persons, including the Company, the Participant (or any person claiming any rights under the Plan from or through any Participant) and any shareholder. No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any grant hereunder.

     15. AMENDMENT AND TERMINATION OF THE PLAN. The Board at any time and from time to time may suspend, terminate, modify or amend the Plan; provided, however, that an amendment which requires shareholder approval in order for the Plan to continue to comply with any law, regulation or stock exchange requirement shall not be effective unless approved by the requisite vote of shareholders. Except as provided in Article 12 hereof, no suspension, termination, modification or amendment of the Plan may adversely affect any grant previously made, unless the written consent of the Participant is obtained.

     16. GOVERNING LAW. The Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Delaware without giving effect to the choice of law principles thereof, except to the extent that such law is preempted by federal law.

     17.  APPROVAL OF SHAREHOLDERS.

     17.1 The amended and restated Plan shall take effect upon its adoption by the Board and approval by the shareholders of the Company.

     17.2 The Plan shall remain in effect until December 31, 2004, unless sooner terminated by the Board; provided, however, that Shares and Dividend Equivalents may be delivered pursuant to a Deferral Election after such date, the Restricted Period of Restricted Shares granted prior to such date may extend beyond such date, Options granted prior to such date may be exercised after such date, and the provisions of the Plan shall continue to apply to such Deferred Shares, Dividend Equivalents, Restricted Shares and Options.

     18.  MISCELLANEOUS.

     18.1 The right of a Participant to Restricted Shares, Deferred Shares, Dividend Equivalents and Options shall be non-assignable (except as specifically provided otherwise in the Plan) and shall not be subject in any manner to the debts or other obligations of the Participant or any other person.

     18.2 The Company shall not be required to reserve or otherwise set aside funds with respect to grants under the Plan.

                          THE SPORTS AUTHORITY, INC.
                                     PROXY
                      1997 ANNUAL MEETING OF STOCKHOLDERS
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints JACK A. SMITH, RICHARD J. LYNCH, JR. and each of them, the true and lawful attorneys, agents and proxies for and in the name of the undersigned, with full power of substitution for and in the name of the undersigned, to vote all shares of Common Stock the undersigned is entitled to vote at the 1997 Annual Meeting of Stockholders of THE SPORTS AUTHORITY, INC. to be held on May 29, 1997 at 9:00 A.M. at the Company's corporate headquarters located at 3383 North State Road 7, Fort Lauderdale, Florida 33319, and at any and all adjournments thereof, on the following matters:

(1) FOR [ ]    WITHHOLD VOTE [ ]    the election of Carol Farmer, Jack F. Kemp
    and Richard J. Lynch, Jr. as Class III Directors to serve until the Annual Meeting of Stockholders in 2000 or until their successors are duly elected and qualified, and Julius W. Erving as a Class I Director to serve until the Annual Meeting of Stockholders in 1998 or until his successor is duly elected and qualified; except vote withheld from the following nominee(s) _______________________________;

(2) FOR [ ]   AGAINST [ ]   ABSTAIN [ ]   approval of the Amended and Restated
        Director Stock Plan;

(3) FOR [ ]   AGAINST [ ]   ABSTAIN [ ]   ratification of the appointment of
        Price Waterhouse LLP as the Company's independent public accountants for the 1997 fiscal year; and

(4) In their discretion, on any other matters which may properly come before the Meeting or any adjournment or postponement thereof.

    [ ] I plan to attend the Meeting.

                                 (SEE REVERSE SIDE)

                          (CONTINUED FROM OTHER SIDE)

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" ITEMS 1, 2 AND 3.

                                                      Date:_____________,1997

                                                      _______________________

                                                      _______________________

                                                      _______________________

                                                      _______________________
                                                      Please sign exactly as
                                                      your name appears hereon.
                                                      If stock is registered in
                                                      more than one name, each
                                                      holder should sign. When
                                                      signing as an attorney,
                                                      administrator, executor,
                                                      guardian or trustee,
                                                      please add your title as
                                                      such. If executed by a
                                                      corporation or
                                                      partnership, the proxy
                                                      should be signed in full
                                                      corporate or partnership
                                                      name by a duly authorized
                                                      officer or partner as
                                                      applicable.